Exhibit 1.2

CUBESMART

AMENDMENT NO. 3

TO

EQUITY DISTRIBUTION AGREEMENT

December 30, 2015

[Manager]

[Manager Address]

[Manager Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 7, 2013, as amended by Amendment No. 1 to Equity Distribution Agreement, dated May 5, 2014 and Amendment No. 2 to Equity Distribution Agreement, dated October 2, 2014 (collectively, the “Equity Distribution Agreement”), among [Manager] (the “Manager”) and CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), pursuant to which the Company agreed to sell through the Manager, acting as agent and/or principal, up to 30,000,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share. All capitalized terms used in this Amendment No. 3 to the Equity Distribution Agreement among the Manager and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.  The Manager and the Transaction Entities agree as follows:

A.                                    Amendments to Equity Distribution Agreement. The Equity Distribution Agreement is further amended as follows:

1.                                      The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through [Manager], acting as agent and/or principal, up to 40,000,000 shares (the “Maximum Amount”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”).”

2.                                      The last sentence of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Transaction Entities have also entered into separate equity distribution agreements (each an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”) with each of [Wells Fargo Securities,

LLC], [Barclays Capital Inc.], [BMO Capital Markets Corp.], [Jefferies LLC], [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and [RBC Capital Markets, LLC] (each an “Alternative Manager” and collectively, the “Alternative Managers”). Each of the Alternative Distribution Agreements is dated as of May 7, 2013, as amended by Amendment No. 1 to such agreements, dated as of May 5, 2014, by Amendment No. 2 to such agreements, dated as of October 2, 2014, and by Amendment No. 3 to such agreements, dated as of even date herewith, other than the Alternative Distribution Agreement with Barclays Capital Inc., which is dated December 30, 2015.”

3.                                      The first sentence of the Form of Placement Notice attached as Schedule 1 to the Equity Distribution Agreement shall be amended to add “, as amended on May 5, 2014, October 2, 2014 and December 30, 2015” immediately before “(the “Agreement”)”.

4.                                      Schedule 4 to the Equity Distribution Agreement shall be replaced in its entirety with the schedule set forth as Exhibit A hereto.

5.                                      The first paragraph of the Form of Officer Certificate attached as Exhibit 7(n) to the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The undersigned, the duly qualified and elected                       of CUBESMART (“Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreements, each originally dated as of May 7, 2013, among the Company and CubeSmart, L.P. (“Operating Partnership” and together with the Company, the “Transaction Entities”) on the one hand, and each of and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Jefferies LLC and RBC Capital Markets, LLC, on the other hand, and the Equity Distribution Agreement, dated as of December 30, 2015 among the Transaction Entities and Barclays Capital Inc. (such agreements, as may be amended from time to time, collectively, the “Sales Agreements”), that to the best of the knowledge of the undersigned:”

B.                                    Prospectus Supplement.  The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.

D.                                    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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2

If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 3 to Equity Distribution Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

CUBESMART

By:
Name: Timothy M. Martin
Title: Chief Financial Officer

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name: Timothy M. Martin
Title: Chief Financial Officer

[Signature Page to Amendment No. 3 Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

[MANAGER]

By:
Name:
Title:

[Signature Page — Amendment No. 3 to Equity Distribution Agreement]

EXHIBIT A

SCHEDULE OF SUBSIDIARIES

Entity Name
186 JAMAICA AVE, LLC
191 III CUBE BORDEAUX SUB, LLC
191 III CUBE CHATTANOOGA SUB, LLC
191 III CUBE FL SUB LLC
191 III CUBE I-65 @ TRINITY SUB, LLC
191 III Cube LLC
191 III CUBE MA SUB LLC
191 III CUBE MI SUB LLC
191 III CUBE MURFREESBORO SUB, LLC
191 III CUBE NEW BEDFORD SUB, LLC
191 III CUBE OLD HICKORY SUB, LLC
191 III CUBE SUB HOLDINGS 1 LLC
191 III CUBE SUB HOLDINGS 2 LLC
191 III CUBE SUB HOLDINGS 3 LLC
191 III CUBE SUB HOLDINGS 4 LLC
191 III CUBE SUB HOLDINGS 5 LLC
191 III CUBE SUB HOLDINGS 6 LLC
191 III CUBE SUB HOLDINGS 7 LLC
191 III CUBE TN SUB LLC
2301 TILLOTSON AVE, LLC
251 JAMAICA AVE, LLC
3068 CROPSEY AVENUE, LLC
444 55th Street Mezz, LLC
444 55TH STREET, LLC
5 Old Lancaster Associates, LLC
CONSHOHOCKEN GP II, LLC
CS FLORIDA AVENUE, LLC
CS SDP WALTHAM, LLC
CS SNL NEW YORK AVE, LLC
CS SNL OPERATING COMPANY, LLC
CS VENTURE I, LLC
CUBE HHF Limited Partnership
CUBE HHF TRS, LLC
CUBE III TRS LLC
CUBE VENTURE GP, LLC
CubeSmart Alexandria, LLC
CubeSmart Allen, LLC
CubeSmart Asset Management, LLC

CUBESMART BARTOW, LLC
CUBESMART BOSTON ROAD, LLC
CUBESMART CLINTON, LLC
CUBESMART CYPRESS, LLC
CUBESMART EAST 135TH, LLC
CubeSmart Management, LLC
CUBESMART NEW ROCHELLE, LLC
CUBESMART PINE LAKES, LLC
CUBESMART SOUTHERN BLVD, LLC
CUBESMART SWISS AVE, LLC
CUBESMART TEMPLE HILLS, LLC
CUBESMART TIMONIUM BORROWER, LLC
CubeSmart Timonium, LLC
CubeSmart TRS, Inc.
CUBESMART WILTON, LLC
CubeSmart, L.P.
EAST COAST GP, LLC
EAST COAST STORAGE PARTNERS, L.P.
FREEHOLD MT, LLC
LANGHORNE GP II, LLC
Lantana Property Owner’s Association, Inc.
MONTGOMERYVILLE GP II, LLC
Old Lancaster Venture, L.P.
PSI Atlantic Austin TX, LLC
PSI Atlantic Brockton MA, LLC
PSI Atlantic Cornelius NC, LLC
PSI Atlantic Haverhill MA, LLC
PSI Atlantic Holbrook NY, LLC
PSI Atlantic Humble TX, LLC
PSI Atlantic Lawrence MA, LLC
PSI Atlantic Lithia Springs GA, LLC
PSI Atlantic Nashville TN, LLC
PSI Atlantic NPB FL, LLC
PSI Atlantic Pineville NC, LLC
PSI Atlantic REIT, Inc.
PSI Atlantic Surprise AZ, LLC
PSI Atlantic TRS, LLC
PSI Atlantic Villa Rica GA, LLC
PSI Atlantic Villa Rica Parcel Owner, LLC
R STREET STORAGE ASSOCIATES, LLC
SHIRLINGTON RD II, LLC
SHIRLINGTON RD TRS, LLC

SHIRLINGTON RD, LLC
SOMERSET MT, LLC
STORAGE PARTNERS OF CONSHOHOCKEN, L.P.
Storage Partners of Freehold II, LLC
Storage Partners of Langhorne II, LP
STORAGE PARTNERS OF MONTGOMERYVILLE, L.P.
STORAGE PARTNERS OF SOMERSET, LLC
UNITED-HSRE I, L.P.
U-Store-It Development LLC
U-Store-It Trust Luxembourg S.ar.l.
Wider Reach, LLC
YSI Burke Lake, LLC
YSI HART TRS, INC
YSI I LLC
YSI II LLC
YSI VENTURE GP LLC
YSI VENTURE LP LLC
YSI X GP LLC
YSI X LP
YSI X LP LLC
YSI XV LLC
YSI XX GP LLC
YSI XX LP
YSI XX LP LLC
YSI XXX LLC
YSI XXXI, LLC
YSI XXXIII, LLC
YSI XXXIIIA, LLC
YSI XXXVII, LLC
YSI-Hart Limited Partnership